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                                                                     EXHIBIT 5.1



                      [GARDERE & WYNNE, L.L.P. LETTERHEAD]

                                  July 10, 1996


Source Services Corporation
5580 LBJ Freeway, Suite 300
Dallas, Texas  75240


Gentlemen:

         We have served as counsel for Source Services Corporation, a Delaware corporation (the "Company"), and certain stockholders of the Company (the "Selling Stockholders") in connection with Registration Statement on Form S-1 (No. 333-4691) (the "Registration Statement"), filed with the Securities and Exchange Commission on May 29, 1996 and as amended on July 8, 1996, covering the proposed public offering of 1,591,235 shares of Common Stock, $.02 par value, of the Company ("Common Stock") to be issued and sold by the Company (the "Company Shares"), 908,765 shares of Common Stock to be sold by the Selling Stockholders (the "Selling Stockholder Shares") and, subject to the exercise of an over-allotment option granted by the Company, an additional 375,000 shares of Common Stock to be issued and sold by the Company (the "Additional Shares").

         With respect to the foregoing, we have examined such documents and questions of law as we have deemed necessary to render the opinions expressed below. Based upon the foregoing, we are of the opinion that:

         1. The Company Shares and the Additional Shares, when sold, issued and delivered in the manner and for the consideration stated in the Prospectus constituting a part of the Registration Statement and in the Underwriting Agreement described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

         2. The Selling Stockholder Shares are duly authorized, validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Registration Statement and in the Prospectus included therein under the heading "Legal Matters."


                                        Very truly yours,

                                        GARDERE & WYNNE, L.L.P.


                                        By: /s/ RICHARD M. HULL
                                           -----------------------------------
                                           Richard M. Hull, Partner